                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 11, 2008

                            IVIVI TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)

          New Jersey                  001-33088                22-2956711
          ----------                  ---------                ----------
(State Or Other Jurisdiction Of      (Commission             (IRS Employer
        Incorporation)               File Number)          Identification No.)

                   135 Chestnut Ridge Road, Montvale, NJ 07645
                   -------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (201) 476-9600
                                 --------------
                          Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 11, 2008, Ivivi Technologies, Inc. (the "Company") entered into a collaboration agreement (the "Agreement") with DSI Renal, Inc. ("DSI"), an affiliate of DSI Holding Company, Inc., a nationwide healthcare services company involved in the acquisition, development and operation of kidney dialysis clinics, hospitals and acute care centers. On February 12, 2008, the Company issued a press release announcing its entry into the Agreement and describing the transactions contemplated thereby, the full text of which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

     Pursuant to the Agreement, DSI will use its best efforts to conduct clinical research trials (collectively, the "Clinical Trials") utilizing certain of the Company's products (collectively, the "Products") on DSI's patients with end-stage renal disease, in accordance with clinical protocols to be determined by a committee established by the Company and DSI (the "Committee"). The Company has agreed to supply the Products, and DSI has agreed to provide the personnel, supplies and equipment, necessary for the conduct of the Clinical Trials. The Company has granted DSI an exclusive license to use the Products in the field of chronic kidney disease and end stage renal disease (the "Field") for the sole purpose of performing the Clinical Trials.

     Following the completion of the clinical trials of the Products in the field of cardiovascular disease (the "Limited Use Field") at the Cleveland Clinic, Florida, DSI also will conduct multi-site clinical trials at DSI's clinics in the Limited Use Field using protocols mutually agreed to by the Company and DSI (collectively, the "Multi-Site Trials"). The Company has granted DSI a non-exclusive license to use the Products in the Limited Use Field for the sole purpose of performing the Multi-Site Trials.

     Subject to the terms and conditions of the Agreement, and following the completion of the Clinical Trials and the parties' agreement to introduce the Products within the Field during the remainder of the term of the Agreement, the Company has granted DSI (i) an exclusive, royalty-bearing license, to use, market and sell the Products and to use the Company's intellectual property within the Field and (ii) a non-exclusive royalty-bearing license to use, market and sell the Products and to use, in DSI's clinics or for DSI's patients, the Company's intellectual property related to any Product in the Limited Use Field, in each case for the sole purpose of using, marketing and selling the Products in the United States. Such licenses automatically shall terminate if at any time DSI attempts to use, sell, lease or otherwise dispose of Product in any field other than the Field or the Limited Use Field or DSI is in default under the Agreement, which default has not been cured within any applicable cure period.

     In the event the parties agree to introduce the Products within the Field following the completion of the Clinical Trials, pursuant to the Agreement, DSI shall pay the Company a royalty equal to 26% of the difference of (x) the net sales (as such term is defined in the Agreement) of DSI from sales of the Product minus (y) the wholesale cost (as such term is defined in the Agreement) actually paid to the Company for such Products by DSI. All royalties paid pursuant to the Agreement shall be paid in respect of each fiscal quarter during the term of the Agreement and for the quarter following the expiration of the term of the Agreement. DSI is required to purchase Products at the prices and terms published by the Company; provided, however, that such prices may not be more than wholesale cost. The Company has the exclusive rights to manufacture, or have manufactured, the Products for or on behalf of DSI.

     In the event the Clinical Trials are completed, and the Company shall, during the term of the Agreement, enter into an agreement with any third party that is not an affiliate of the Company or DSI, pursuant to which such third party is granted rights to the Product within the Field, DSI shall be entitled to receive 10% of the consideration received by the Company from such transaction that is attributable to the use of the Product in the Field. In the event that during the term of the Agreement the Company enters into an agreement with an exclusive cardiovascular distributor with respect to the exclusive right to distribute the Product in the Limited Use Field, and (i) the Multi-Site Trials are completed and the data therefrom is used to obtain such agreement or
(ii) the Product is used to treat cardiovascular disease in at least 10% of DSI's patients, DSI will be entitled to receive 10% of any up-front license fee paid to the Company from the exclusive cardiovascular distributor.

     In the event the parties agree to introduce the Products within the Field following the completion of the Clinical Trials, pursuant to the Agreement, within 90 days following completion of the Clinical Trials, the Product shall be introduced into at least 50 of DSI's clinics, and during the 60 days thereafter, the parties shall develop a roll-out of the Product into all of DSI clinics over a period not to exceed one year following the completion of the Clinical Trials. In the event the parties agree to introduce the Products within the Field following the completion of the Clinical Trials, within 30 days following the first anniversary of the completion of the Clinical Trials, the parties shall mutually determine the minimum purchases of Product to be made by DSI on an annual basis and the minimum royalties to be paid to the Company by DSI. Commencing on the first anniversary of the Agreement and on a bi-annual basis during the term of the Agreement, the parties shall negotiate increases, if any, to such purchase minimums and minimum royalties.

     The term of the Agreement is for a period of seven and one-half years, commencing on February 11, 2008, which term may be earlier terminated by mutual consent of the parties, upon determination that the Products should not be introduced within the Field following the completion of the Clinical Trials or upon the occurrence of certain other events set forth in the Agreement. In addition, a non-breaching party may terminate the Agreement following a material breach of the Agreement and the breaching party's failure to cure such breach during the applicable cure period after receipt of written notice of such breach.

     The Agreement includes other terms and conditions, including provisions regarding regulatory responsibilities, audit rights, insurance, indemnification and confidentiality.

     The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ending March 31, 2008.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

     (d)  Exhibits

          99.1  Press Release, dated February 12, 2008.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           IVIVI TECHNOLOGIES, INC.


                                           By: /s/ Andre' DiMino
                                               ---------------------------
                                               Name:  Andre' DiMino
                                               Title: Co-Chief Executive Officer

Date: February 15, 2008